SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                             FORM 8-K
                          CURRENT REPORT


Pursuant to Sections 13 or 15(d) of the Securities Exchange Act of
1934

Date of Report (Date of Earliest Event Reported)  December 12, 1995


                     Cone Mills Corporation
     (Exact Name of Registrant as Specified on its Charter)


  North Carolina                1-3634                 56-0367025
(State or Other            (Commission File          IRS Employer
 Jurisdiction of            Number)                Identification
 Incorporation                                           No.


  1201 Maple Street,    Greensboro, North Carolina       27405
  (Address of Principal Executive Offices)             (Zip Code)


Registrant's Telephone Number, Including Area Code (910) 379-6246


        N/A
(Former Name or Former Address, if Changed Since Last Report)


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Item 5.  Other Events.

     The following announcement was made by Registrant on the date of this report:

     BRITISH VITA & CONE ANNOUNCE PLANNED SALE OF OLYMPIC PRODUCTS

  Greensboro, NC, December 12, 1995---British Vita and Cone Mills Corporation are pleased to announce that they are in an advanced stage of negotiations for British Vita to acquire from Cone Mills Corporation certain fixed assets and inventories of Cone Mills' Olympic Products Division for a price of approximately $40 million.

  Olympic, which is based in North Carolina and Mississippi, had sales in 1994 of approximately $100 million of form and fibre components for the US automotive, household and industrial markets.

  Application is now being made to the US Regulatory Authorities under the Hart Scott Rodino Act, and subject to clearance and finalization of legal agreements, completion is anticipated early in the new year at which point further details will be given.

                              --end--




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                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                   CONE MILLS CORPORATION
                                   (Registrant)



Date:  December 12, 1995           By:/s/ John L. Bakane
                                      John L. Bakane
                                      Executive Vice President


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